UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 12, 2009
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

          (e) On November 7, 2009, the Board of Directors of Pitney Bowes Inc. (the “Board”) approved and adopted a resolution amending the Pitney Bowes Pension Restoration Plan on December 31, 2009 to provide that, effective as of December 31, 2014, all future benefit accruals under the Pitney Bowes Pension Restoration Plan will automatically cease for all participants, and the accrued benefits under the Pitney Bowes Pension Restoration Plan will be determined and frozen as of that date. This action was taken in connection with the Board’s determination to freeze the Pitney Bowes Inc. Pension Plan also effective as of December 31, 2014. These changes to the Pitney Bowes Pension Restoration Plan and the Pitney Bowes Inc. Pension Plan (collectively, the “Pension Plans”) will not affect benefits earned by participants prior to December 31, 2014. The Pension Plans have been frozen to new participants since December 31, 2004 and each of Pitney Bowes’ named executive officers, other than Mr. Patrick Keddy, participate in these Pension Plans.

          The Board also approved and adopted a resolution, effective January 1, 2015, amending the Pitney Bowes Inc. 401(k) Restoration Plan, the Pitney Bowes 401(k) Plan and the Pitney Bowes Management Services, Inc. 401(k) Plan for Non-Exempt Employees to provide a 2% annual core contribution for all participants of the Pension Plans, in lieu of further pension accruals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pitney Bowes Inc.

November 12, 2009

/s/ S.J. Green
S.J. Green
`	Vice President – Finance and
Chief Accounting Officer
(Principal Accounting Officer)